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                                                                     EXHIBIT (5)



                     [Letterhead of CMS Energy Corporation]




CMS Energy Corporation
CMS Energy Michigan Limited Partnership
Fairlane Plaza South, Suite 1100
330 Town Center Road
Dearborn, Michigan  38126


   I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by CMS Energy Corporation, a Michigan corporation ("CMS Energy"), and CMS Energy Michigan Limited Partnership, a Michigan limited partnership ("CMS Energy Michigan"), as co-registrants, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $200,000,000 of securities (the "Securities") of CMS Energy and CMS Energy Michigan. Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

   I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Securities and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

   Based on the foregoing, I am of the opinion that:

                1. CMS Energy is duly incorporated and validly existing under the laws of the State of Michigan. CMS Energy Michigan has been duly formed and is validly existing as a limited partnership under the laws of the State of Michigan.

                2. CMS Energy has corporate power and authority to execute and deliver the Subordinated Debt Indenture and to authorize and sell the Subordinated Debt Securities pursuant thereto, and to sell the Senior Debt Securities pursuant to the Senior Debt Indenture.

                3. Each series of Debt Securities will be legally issued and binding obligations of (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether
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         enforceability is considered in a proceeding in equity or at law)
         when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective
         under the Securities   Act and the Subordinated Debt Indenture
         (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by CMS Energy and the Subordinated Debt Trustee; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or mailed for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) CMS Energy's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Subordinated Debt Indenture or the Senior Debt Indenture, as the case may be; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Subordinated Debt Indenture or the Senior Debt Indenture, as the case may be, and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                4. The CMS Energy Common Stock, the Class G Common Stock and the CMS Energy Preferred Stock will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) in the case of the Class G Common Stock only, the shareholders of CMS Energy shall have approved the Charter Amendment and the Certificate of Amendment shall have been filed with the Michigan Department of Commerce; (iii) CMS Energy's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the CMS Energy Common Stock, Class G Common Stock or CMS Energy Preferred Stock, as the case may be, as contemplated by the Registration Statement; (iv) in the case of the CMS Energy Preferred Stock only, a certificate of designation relating to the series of CMS Energy Preferred Stock to be issued and sold, as contemplated by the Redemption Statement, shall have been filed with the Michigan Department of Commerce; and (v) certificates representing the CMS Energy Common Stock, Class G Common Stock and CMS Energy Preferred Stock, as the case may be, shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
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                5.  The CMS Energy Michigan Preferred Securities, which are covered by the Registrations Statement, will be legally issued, fully paid and, assuming that the holders of the CMS Energy Michigan Preferred Securities as limited partners of CMS Energy Michigan do not participate in the control of the business of CMS Energy Michigan, non-assessable limited partner interest in CMS Energy Michigan when:
         (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) CMS Energy, as general partner of CMS Energy Michigan, shall have duly adopted an Action or Actions providing for the issuance and sale of such CMS Energy Michigan Preferred Securities and the terms thereof, as provided in the Registration Statement, and such Action or Actions shall have been filed with the Michigan Department of Commerce; and (iii) certificates representing the CMS Energy Michigan Preferred Securities shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

       For the purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to CMS Energy and CMS Energy Michigan, respectively, and that such laws will be the only laws applicable to CMS Energy and CMS Energy Michigan, respectively.

       I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Securities.

       I am a member of the bar of the State of Michigan and I express no opinion as to the law of any jurisdiction other than State of Michigan and the federal law of the United States of America.

       I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ DENISE M. STURDY
                                                 ----------------------------
                                                 Denise M. Sturdy
                                                 Assistant General Counsel